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Filed Pursuant to Rule 424(b)(4)
Registration No. 333-151387
Registration No. 333-151402

Prospectus Supplement to Prospectus Dated June 4, 2008

5,000,000 Shares

Solera Holdings, Inc.

Common Stock

          This is a public offering of common stock of Solera Holdings, Inc. All of the 5,000,000 shares are being offered by the selling stockholders.

          The common stock is listed on the New York Stock Exchange under the symbol SLH. The last reported sale price of the common stock on June 3, 2008 was $28.01 per share.

          See "Risk Factors" on page 1 of the accompanying prospectus to read about factors you should consider before buying shares of the common stock.

          Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

          Goldman, Sachs & Co. has agreed to purchase the common stock from the selling stockholders at a price of $26.00 per share, which will result in $130,000,000 of proceeds to the selling stockholders.

          Goldman, Sachs & Co. may offer the shares of common stock from time to time for sale in one or more transactions in the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Goldman, Sachs & Co. expects to deliver the shares against payment in New York, New York on or about June 9, 2008.

Goldman, Sachs & Co.

Prospectus Supplement dated June 4, 2008

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

          You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the prospectus to which it relates. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date. The terms "we," "us," "our," "our company" and "our business" collectively refer to: (1) the combined operations of the Claims Services Group for periods prior to the acquisition of the Claims Services Group by subsidiaries of Solera Holdings, LLC from Automatic Data Processing, Inc. in April 2006, which is referred to herein as the Acquisition, (2) the consolidated operations of Solera Holdings, LLC for the periods following the Acquisition and prior to the completion of its corporate reorganization in May 2007 and (3) the consolidated operations of Solera Holdings, Inc. as of and following the corporate reorganization in May 2007.

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SELLING STOCKHOLDERS

          Beneficial Ownership:    The following table sets forth information with respect to the beneficial ownership of our common stock held as of June 3, 2008 by the selling stockholders, the number of shares being offered hereby and information with respect to shares to be beneficially owned by the selling stockholders after completion of this offering. The percentages in the following table reflect the shares beneficially owned by the selling stockholders as a percentage of the total number of shares of our common stock outstanding as of June 3, 2008.

	Shares Beneficially Owned Prior to the Offering		Shares Offered Hereby	Shares Beneficially Owned After the Offering
Name
	Number	Percentage	Number	Number	Percentage
Stockholders owning 5% or more:
GTCR Funds(1)	5,270,253	8.1%	4,364,574	905,679	1.4%
Director:
Philip Canfield(1)(2)	5,338,541	8.2%	4,432,862	905,679	1.4%
Other selling stockholders(2):
David Donnini(1)(3)	5,346,773	8.2%	4,421,094	905,679	1.4%
Donnini 2004 Gift Trust(3)	41,320	*	41,320	—	—
Edgar Jannotta, Jr.(1)(4)(5)	5,334,163	8.2%	4,428,484	905,679	1.4%
Edgar D. Jannotta, Jr. Family Trust dated 10/2/1998(4)	22,213	*	22,213	—	—
Edgar D. Jannotta, Jr. Grantor Trust dated 12/23/04(5)	5,553	*	5,553	—	—
Joseph Nolan(1)(6)	5,326,851	8.2%	4,441,172	905,679	1.4%
The Beverly Family Trust dated 1/26/05(6)	27,766	*	27,766	—	—
Bruce Rauner(1)	5,452,858	8.4%	4,547,179	905,679	1.4%
Collin Roche(1)	5,340,958	8.2%	4,435,279	905,679	1.4%
Mark Anderson	2,945	*	2,945	—	—
Perry Ballard	947	*	947	—	—
Craig Bondy	18,334	*	18,334	—	—
Aaron Cohen	2,945	*	2,945	—	—
Sean Cunningham	2,945	*	2,945	—	—
William Goldberg	1,086	*	1,086	—	—
Vincent Hemmer	29,141	*	29,141	—	—
John Hofmann	2,945	*	2,945	—	—
David Katz	2,865	*	2,865	—	—
Constantine Mihas	14,384	*	14,384	—	—
Christopher Ragona	5,784	*	5,784	—	—
David Randell	3,698	*	3,698	—	—
George Sperzel	3,797	*	3,797	—	—
Peter Stavros	4,555	*	4,555	—	—
Daniel Timm	7,018	*	7,018	—	—
Anna May Trala	3,509	*	3,509	—	—
David Trujillo	4,079	*	4,079	—	—
Daniel Yih	4,804	*	4,804	—	—
MLPF & S FBO Daniel W. Yih IRRA C/O Merrill Lynch	1,019	*	1,019	—	—

*
Less than 1%.

(1)
Beneficial ownership information includes 4,463,167 shares of common stock held by GTCR Fund VIII, L.P., 783,265 shares of common stock held by GTCR Fund VIII/B, L.P. and 23,821 shares of common stock held by GTCR Co-Invest II, L.P. We refer to GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P. and GTCR Co-Invest II, L.P., collectively, as the GTCR Funds. The shares beneficially owned directly by each of GTCR Fund VIII, L.P. and GTCR Fund VIII/B, L.P. are beneficially owned indirectly by GTCR Partners VIII, L.P., the general partner of each such fund; and by GTCR Golder Rauner II, L.L.C., its general partner. The shares beneficially owned directly by GTCR Co-Invest II, L.P. are beneficially owned indirectly by GTCR Golder Rauner II, L.L.C., its general partner. GTCR Golder Rauner II, L.L.C., through a six-person members committee (consisting of Messrs. Canfield, Donnini, Jannotta, Jr., Nolan, Rauner and Roche), has voting and dispositive authority over the shares held by GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P. and GTCR Co-Invest II, L.P., and therefore may be deemed to beneficially own such shares. Decisions of the members committee with respect to the voting and disposition of the shares are made by a vote of a majority of its members and, as a result, no single member of the members committee has voting or dispositive authority over the shares. Mr. Canfield is a member of our board of directors and, along with Messrs. Donnini, Jannotta, Nolan, Rauner, Roche, Craig Bondy, Vincent J. Hemmer, David S. Katz and Constantine S. Mihas, are principals of GTCR Golder Rauner II, L.L.C., and each of them disclaims beneficial ownership of the shares held by the GTCR Funds, except to the extent of his proportionate pecuniary interest in such shares. The address of each of GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P., GTCR Co-Invest II, L.P. and Messrs. Canfield, Donini, Janotta, Nolan, Rauner and Roche is c/o GTCR Golder Rauner II, L.L.C., 6100 Sears Tower, Chicago, Illinois 60606.

(2)
Mr. Canfield and all other selling stockholders (other than the GTCR Funds) received the shares held directly by them and being sold by them in this offering via pro rata distributions of shares held by the GTCR Funds to the limited and general partners of the GTCR Funds, pursuant to the partnership agreement of each of the GTCR Funds, and further distributions by the general partners of the GTCR Funds to their limited partners, their members, their general partner and/or their general partner's members.

(3)
Includes 41,320 shares of common stock held by the Donnini 2004 Gift Trust. Karen Rudolph, the wife of Mr. David Donnini, and Michael Donnini, the brother of Mr. David Donnini, are the trustees of the Donnini 2004 Gift Trust. Mr. David Donnini does not exercise any voting or dispositive control over the shares of common stock held by the Donnini 2004 Gift Trust.

(4)
Includes 22,213 shares of common stock held by the Edgar D. Jannotta, Jr. Family Trust dated 10/2/1998. Erika Pearsall is the trustee of the Edgar D. Jannotta, Jr. Family Trust dated 10/2/1998 and is the wife of Mr. Janotta. Mr. Janotta does not exercise any voting or investment control over the shares of common stock held by the Edgar D. Jannotta, Jr. Family Trust dated 10/2/1998. The beneficiaries of the Edgar D. Jannotta, Jr. Family Trust dated 10/2/1998 are Ms. Pearsall and the descendants of Mr. Janotta.

(5)
Includes 5,553 shares of common stock held by the Edgar D. Jannotta, Jr. Grantor Trust dated 12/23/04. Mr. Janotta is the trustee of the Edgar D. Jannotta, Jr. Grantor Trust dated 12/23/04. The beneficiaries of each of the Edgar D. Jannotta, Jr. Grantor Trust dated 12/23/04 are Ms. Pearsall and the descendants of Mr. Janotta.

(6)
Includes 27,766 shares of common stock held by The Beverly Family Trust dated 1/26/05. Janet Nolan, the wife of Mr. Joseph Nolan, and Timothy Nolan, the brother of Mr. Joseph Nolan, are the trustees of the The Beverly Family Trust dated 1/26/05. Mr. Joseph Nolan does not exercise any voting or dispositive control over the shares of common stock held by The Beverly Family Trust dated 1/26/05.

UNDERWRITING

          The company, the selling stockholders and Goldman, Sachs & Co. have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, Goldman, Sachs & Co. has agreed to purchase all of the 5,000,000 shares offered hereby.

          Goldman, Sachs & Co. may receive from purchasers of the shares normal brokerage commissions in amounts agreed with such purchasers.

          Goldman, Sachs & Co. proposes to offer the shares of common stock from time to time for sale in one or more transactions in the New York Stock Exchange, or NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. In connection with the sale of the shares of common stock offered hereby, Goldman, Sachs & Co. may be deemed to have received compensation in the form of underwriting discounts. Goldman, Sachs & Co. may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from Goldman, Sachs & Co. and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal.

          In connection with the offering, Goldman, Sachs & Co. may purchase and sell shares of common stock in the open market. These transactions may include short sales and purchases to cover positions created by short sales. Short sales involve the sale by Goldman, Sachs & Co. of a greater number of shares than it is required to purchase in the offering. Goldman, Sachs & Co. will need to close out any short sale by purchasing shares in the open market. Goldman, Sachs & Co. is likely to create a short position if it is concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering.

          Purchases to cover a short position, as well as other purchases by Goldman, Sachs & Co. for its own account, may have the effect of preventing or retarding a decline in the market price of the company's stock, and may maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

          The company, each of its directors and executive officers and certain of the selling stockholders have agreed with Goldman, Sachs & Co., subject to certain exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 90 days, in the case of the company and its directors and executive officers, or 180 days, in the case of certain of the selling stockholders, after the date of this prospectus supplement, except with the prior written consent of Goldman, Sachs & Co.

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), Goldman, Sachs & Co. has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the

Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

  (a)
  to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

  (b)
  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  (c)
  to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

  (d)
  in any other circumstances which do not require the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

          For the purposes of this provision, the expression an "offer of shares to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

          Goldman, Sachs & Co. has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to the company; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

          The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

          This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

          Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

          The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Securities and Exchange Law) and Goldman, Sachs & Co. has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

          The company and the selling stockholders estimate that their share of the total expenses of the offering, excluding deemed underwriting discounts and commissions, will be approximately $200,000.

          The company and the selling stockholders have agreed to indemnify Goldman, Sachs & Co. against certain liabilities, including liabilities under the Securities Act of 1933.

          Goldman, Sachs & Co. and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the company, for which they received or will receive customary fees and expenses.

LEGAL MATTERS

          The validity of the common stock offered hereby will be passed upon for us by Kirkland & Ellis LLP, a limited liability partnership that includes professional corporations, Chicago, Illinois. Certain partners of Kirkland & Ellis LLP, are members of a limited liability company that is an investor in GTCR Fund VIII, L.P. and GTCR Fund VIII/B, L.P. Certain partners of Kirkland & Ellis LLP are members of a partnership that is an investor in GTCR Co-Invest II, L.P. Kirkland & Ellis LLP represents entities affiliated with GTCR Golder Rauner II, L.L.C. and its affiliates in connection with legal matters. Latham & Watkins LLP, Los Angeles, California will act as counsel to Goldman, Sachs & Co.

PROSPECTUS DATED JUNE 4, 2008

5,000,000 Shares

Common Stock

        The selling stockholders named herein may offer and sell from time to time up to 5,000,000 shares of our common stock covered by this prospectus. The selling stockholders will receive all of the proceeds from any sales of its shares. We will not receive any of the proceeds, but we will incur expenses in connection with the offering.

        Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. The selling stockholders may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell their shares in the section entitled "Plan of Distribution" beginning on page 5.

        Our common stock is traded on The New York Stock Exchange under the symbol SLH. On June 3, 2008 the last reported sale price of our common stock on The New York Stock Exchange was $28.01 per share.

Investing in our common stock involves risks. See "Risk Factors" on page 1.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

ABOUT THIS PROSPECTUS

        You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplements. We have not authorized anyone to provide you with different or additional information. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of common stock. This prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which the offer or solicitation is unlawful. The terms "we," "us," "our," "our company" and "our business" collectively refer to: (1) the combined operations of the Claims Services Group for periods prior to the acquisition of the Claims Services Group by subsidiaries of Solera Holdings, LLC from Automatic Data Processing, Inc. in April 2006, which is referred to herein as the Acquisition, (2) the consolidated operations of Solera Holdings, LLC for the periods following the Acquisition and prior to the completion of its corporate reorganization in May 2007 and (3) the consolidated operations of Solera Holdings, Inc. as of and following the corporate reorganization in May 2007.

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OUR COMPANY

        We are a leading global provider of software and services to the automobile insurance claims processing industry. Our customers include more than 900 automobile insurance companies, including each of the ten largest automobile insurance companies in Europe and at least nine of the ten largest automobile insurance companies in North America. We also provide our software and services to over 33,000 collision repair facilities, 7,000 independent assessors and 3,000 automotive recyclers. Our software and services help our customers: estimate the costs to repair damaged vehicles; determine pre-collision fair market values for vehicles damaged beyond repair; automate steps of the claims process; outsource steps of the claims process that insurance companies have historically performed internally; and improve their ability to monitor and manage their businesses through data reporting and analysis. We are active in over fifty countries and derive most of our revenues from our estimating and workflow software.

        We are a Delaware corporation. Our principal executive offices are located at 15030 Avenue of Science, San Diego, California 92128, and our telephone number is (858) 724-1600. Our website is www.solerainc.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus and should not be relied upon in determining whether to make an investment in our common stock.

RISK FACTORS

        Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated by reference herein, including the risks and uncertainties described in our consolidated financial statements and the notes to those financial statements and the risks and uncertainties described under the caption "Risk Factors" included in Part II, Item 1A of our Quarterly Report on Form 10-Q for the nine month period ended March 31, 2008, which was filed with the Securities and Exchange Commission, or SEC, on May 13, 2008, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superceded from time to time by other reports we file with the SEC in the future. The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occurs, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.

FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference herein contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995 which are based on management's current expectations, estimates and projections. These statements may be found throughout this prospectus and the documents incorporated by reference herein. Forward-looking statements typically are identified by the use of terms such as "may," "will," "should," "expect," "anticipate," "believe," "estimate," "intend" and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our future results of operations, our future financial position and our business outlook or state other "forward-looking" information. The information incorporated by reference under the heading "Risk Factors" in this prospectus provides examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements. These risks, uncertainties and events also include, but are not limited to, the following:

  •
  we depend on a limited number of customers for a substantial portion of our revenues, and the loss of, or a significant reduction in volume from, any of these customers would harm our financial results;

  •
  competitive pressures may require us to significantly lower our prices;

  •
  our industry is highly competitive, and our failure to compete effectively could result in a loss of customers and market share, which could harm our revenues and operating results;

  •
  the time and expense associated with switching from our competitors' software and services to ours may limit our growth;

  •
  our industry is subject to rapid technological changes, and if we fail to keep pace with these changes, our market share and revenues will decline;

  •
  changes in, or violations by us or our customers of, applicable government regulations could reduce demand for or limit our ability to provide our software and services in those jurisdictions;

  •
  our future operating results may be subject to volatility as a result of exposure to foreign currency exchange risks;

  •
  we have a large amount of goodwill and other intangible assets as a result of the Acquisition. Our earnings will be harmed if we suffer an impairment of our goodwill or other intangible assets;

  •
  we may incur significant restructuring and severance charges over the next 12 months, which would harm our operating results and cash position or increase debt;

  •
  we have a history of net losses and may not maintain profitability in the future;

  •
  we have a very limited operating history as a stand-alone company, which may make it difficult to compare our current operating results to prior periods;

  •
  we require a significant amount of cash to service our indebtedness, which reduces the cash available to finance our organic growth, make strategic acquisitions and enter into alliances and joint ventures;

  •
  our software and services rely on information generated by third parties and any interruption of our access to such information could materially harm our operating results;

  •
  system failures, delays and other problems could harm our reputation and business, cause us to lose customers and expose us to customer liability;

  •
  security breaches could result in lost revenues, litigation claims and/or harm to our reputation;

  •
  we are active in over 50 countries, where we are subject to country-specific risks that could adversely impact our business and results of operations;

  •
  our operating results may vary widely from period to period, which may cause our stock price to decline;

  •
  future acquisitions and joint ventures or dispositions may require significant resources and/or result in significant unanticipated losses, costs or liabilities;

  •
  we may require additional capital in the future, which may not be available on favorable terms, or at all;

  •
  privacy concerns could require us to exclude data from our software and services, which may reduce the value of our offerings to our customers, damage our reputation and deter current and potential users from using our software and services;

  •
  our business depends on our brands, and if we are not able to maintain and enhance our brands, our business and operating results could be harmed;

  •
  third parties may claim that we are infringing upon their intellectual property rights, and we could be prevented from selling our software or suffer significant litigation expense even if these claims have no merit;

  •
  we may be unable to protect our intellectual property and property rights, either without incurring significant costs or at all, which would harm our business;

  •
  we depend on a limited number of key personnel who would be difficult to replace. If we lose the services of these individuals, or are unable to attract new talent, our business will be adversely affected;

  •
  our amended and restated senior credit facility limits our ability to pay dividends, incur additional debt, make acquisitions and make other investments;

  •
  current or future litigation could have a material adverse impact on us;

  •
  if we are not able to implement the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner or with adequate compliance, we may be subject to sanctions by regulatory authorities;

  •
  requirements associated with being a public company increase our costs significantly, as well as divert significant company resources and management attention;

  •
  our certificate of incorporation and by-laws contain provisions that could discourage another company from acquiring us and may prevent attempts by our stockholders to replace or remove our current management; and

  •
  we currently do not intend to pay dividends on our common stock, and as a result, your only opportunity to achieve a return on your investment is if the price of our common stock appreciates.

The forward-looking statements made in this prospectus or the documents incorporated by reference herein relate only to events as of the date on which the statements were made. Except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement was made or to reflect the occurrence of unanticipated events.

SELLING STOCKHOLDERS

        Beneficial Ownership:    The following table sets forth information with respect to the beneficial ownership of our common stock held as of June 2, 2008 by the selling stockholders, the number of shares being offered hereby and information with respect to shares to be beneficially owned by the selling stockholders after completion of this offering. The percentages in the following table reflect the shares beneficially owned by the selling stockholders as a percentage of the total number of shares of our common stock outstanding as of June 2, 2008.

	Shares Beneficially Owned Prior to the Offering		Shares Offered Hereby	Shares Beneficially Owned After the Offering(1)
Name	Number	Percentage	Number	Number	Percentage
Stockholders owning 5% or more:
GTCR Funds(2)	5,270,253	8.1%	4,364,574	905,679	1.4%
Director:
Philip Canfield(2)(3)	5,338,541	8.2%	4,432,862	905,679	1.4%
Other selling stockholders(3):
David Donnini(2)(4)	5,346,773	8.2%	4,441,094	905,679	1.4%
Donnini 2004 Gift Trust(4)	41,320	*	41,320	—	—
Edgar Jannotta, Jr.(2)(5)(6)	5,334,163	8.2%	4,428,484	905,679	1.4%
Edgar D. Jannotta, Jr. Family Trust dated 10/2/1998(5)	22,213	*	22,213	—	—
Edgar D. Jannotta, Jr. Grantor Trust dated 12/23/04(6)	5,553	*	5,553	—	—
Joseph Nolan(2)(7)	5,326,851	8.2%	4,421,172	905,679	1.4%
The Beverly Family Trust dated 1/26/05(7)	27,766	*	27,766	—	—
Bruce Rauner(2)	5,452,858	8.4%	4,547,179	905,679	1.4%
Collin Roche(2)	5,340,958	8.2%	4,435,279	905,679	1.4%
Mark Anderson	2,945	*	2,945	—	—
Perry Ballard	947	*	947	—	—
Craig Bondy	18,334	*	18,334	—	—
Aaron Cohen	2,945	*	2,945	—	—
Sean Cunningham	2,945	*	2,945	—	—
William Goldberg	1,086	*	1,086	—	—
Vincent Hemmer	29,141	*	29,141	—	—
John Hofmann	2,945	*	2,945	—	—
David Katz	2,865	*	2,865	—	—
Constantine Mihas	14,384	*	14,384	—	—
Christopher Ragona	5,784	*	5,784	—	—
David Randell	3,698	*	3,698	—	—
George Sperzel	3,797	*	3,797	—	—
Peter Stavros	4,555	*	4,555	—	—
Daniel Timm	7,018	*	7,018	—	—
Anna May Trala	3,509	*	3,509	—	—
David Trujillo	4,079	*	4,079	—	—
Daniel Yih	4,804	*	4,804	—	—
MLPF & S FBO Daniel W. Yih IRRA C/O Merrill Lynch	1,019	*	1,019	—	—

*
Less than 1%.

(1)
Assumes that the selling stockholders disposes of all the shares of common stock covered by this prospectus and does not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.

(2)
Beneficial ownership information includes 4,463,167 shares of common stock held by GTCR Fund VIII, L.P., 783,265 shares of common stock held by GTCR Fund VIII/B, L.P. and 23,821 shares of common stock held by GTCR Co-Invest II, L.P. We refer to GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P. and GTCR Co-Invest II, L.P., collectively, as the GTCR Funds. The shares beneficially owned directly by each of GTCR Fund VIII, L.P. and GTCR Fund VIII/B, L.P. are beneficially owned indirectly by GTCR Partners VIII, L.P., the general partner of each; and by GTCR Golder Rauner II, L.L.C., its general partner. The shares beneficially owned directly by GTCR Co-Invest II, L.P. are beneficially owned indirectly by GTCR Golder Rauner II, L.L.C., its general partner. GTCR Golder Rauner II, L.L.C., through a six-person members committee (consisting of Messrs. Canfield, Donnini, Jannotta, Jr., Nolan, Rauner and Roche), has voting and dispositive authority over the shares held by GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P. and GTCR Co-Invest II, L.P., and therefore may be deemed to beneficially own such shares. Decisions of the members committee with respect to the voting and disposition of the shares are made by a vote of a majority of its members and, as a result, no single member of the members committee has voting or dispositive authority over the shares. Mr. Canfield is a member of our board of directors and, along with Messrs. Donnini, Jannotta, Nolan, Rauner, Roche, Craig Bondy, Vincent J. Hemmer, David S. Katz and Constantine S. Mihas, are principals of GTCR Golder Rauner II, L.L.C., and each of them disclaims beneficial ownership of the shares held by the GTCR Funds, except to the extent of his proportionate pecuniary interest in such shares. The address of each of GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P., GTCR Co-Invest II, L.P. and Messrs. Canfield, Donini, Janotta, Nolan, Rauner and Roche is c/o GTCR Golder Rauner II, L.L.C., 6100 Sears Tower, Chicago, Illinois 60606.

(3)
Mr. Canfield and all other selling stockholders (other than the GTCR Funds) received the shares held directly by them and being sold by them in this offering via pro rata distributions of shares held by the GTCR Funds to the limited and general partners of the GTCR Funds, pursuant to the partnership agreement of each of the GTCR Funds, and further distributions by the general partners of the GTCR Funds to their limited partners, their members, their general partner and/or their general partner's members.

(4)
Includes 41,320 shares of common stock held by the Donnini 2004 Gift Trust. Karen Rudolph, the wife of Mr. David Donnini, and Michael Donnini, the brother of Mr. David Donnini, are the trustees of the Donnini 2004 Gift Trust. Mr. David Donnini does not exercise any voting or dispositive control over the shares of common stock held by the Donnini 2004 Gift Trust.

(5)
Includes 22,213 shares of common stock held by the Edgar D. Jannotta, Jr. Family Trust dated 10/2/1998. Erika Pearsall is the trustee of the Edgar D. Jannotta, Jr. Family Trust dated 10/2/1998 and is the wife of Mr. Janotta. Mr. Janotta does not exercise any voting or investment control over the shares of common stock held by the Edgar D. Jannotta, Jr. Family Trust dated 10/2/1998. The beneficiaries of the Edgar D. Jannotta, Jr. Family Trust dated 10/2/1998 are Ms. Pearsall and the descendants of Mr. Janotta.

(6)
Includes 5,553 shares of common stock held by the Edgar D. Jannotta, Jr. Grantor Trust dated 12/23/04. Mr. Janotta is the trustee of the Edgar D. Jannotta, Jr. Grantor Trust dated 12/23/04. The beneficiaries of each of the Edgar D. Jannotta, Jr. Grantor Trust dated 12/23/04 are Ms. Pearsall and the descendants of Mr. Janotta.

(7)
Includes 27,766 shares of common stock held by The Beverly Family Trust dated 1/26/05. Janet Nolan, the wife of Mr. Joseph Nolan, and Timothy Nolan, the brother of Mr. Joseph Nolan, are the trustees of the The Beverly Family Trust dated 1/26/05. Mr. Joseph Nolan does not exercise any voting or dispositive control over the shares of common stock held by The Beverly Family Trust dated 1/26/05.

        Material Relationships:    In connection with our formation and funding in April 2005 and the Acquisition, we sold equity securities of our limited liability predecessor to, among others, the GTCR Funds, which securities were converted into shares of our common stock in connection with our corporate reorganization immediately prior to our initial public offering in May 2006. In April 2005, we entered into a Securityholders Agreement with the GTCR Funds and our other founding investors, which agreement governed transfers of our securities by our equityholders. The Securiyholders Agreement was terminated in connection with our initial public offering.

        In connection with our formation and funding in April 2005, we entered into a Professional Services Agreement with the GTCR Funds, pursuant to which we engaged the GTCR Funds as a financial and management consultant. This agreement was terminated in connection with our initial public offering.

        In April 2005, we entered into a Purchase Agreement with the GTCR Funds, which provided, among other things, the GTCR Funds with certain rights relating to the issuance of any stock-based compensation, which rights have since lapsed.

        In April 2005, we entered into a Registration Rights Agreement with the GTCR Funds and our other founding investors, which agreement currently provides for, among other things, certain "demand" and "piggyback" registration rights in favor of the GTCR Funds, by which the GTCR Funds may cause us to register all or part of the common stock held by it under the Securities Act of 1933, as amended, or the Securities Act, at our expenses.

        We have registered the shares covered by this prospectus pursuant to GTCR's exercise of its demand registration rights.

USE OF PROCEEDS

        All of the shares of common stock offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their account. We will not receive any of the proceeds from these sales.

PLAN OF DISTRIBUTION

        We have registered 5,000,000 shares of our common stock for possible sale by the selling stockholders. Unless the context otherwise requires, as used in this prospectus, "selling stockholders" includes the selling stockholders named in the table above and donees, pledgees, transferees or other successors-in-interest selling shares received from a selling stockholder as a gift, pledge, partnership distribution or other transfer after the date of this prospectus.

        The selling stockholders may offer and sell all or a portion of the shares covered by this prospectus from time to time, in one or more or any combination of the following transactions:

  •
  on The New York Stock Exchange, in the over-the-counter market or on any other national securities exchange on which our shares are listed or traded;

  •
  in privately negotiated transactions;

  •
  in underwritten transactions;

  •
  in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

  •
  in ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

  •
  through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise.

        The selling stockholders may sell the shares at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by the selling stockholders and, at the time of the determination, may be higher or lower than the market price of our common stock on The New York Stock Exchange or any other exchange or market.

        The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling stockholders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholders and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the shares by the selling stockholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

        The selling stockholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act. Under the registration rights agreement, we have agreed to indemnify the selling stockholders against certain liabilities related to the sale of the common stock, including liabilities arising under the Securities Act. Under the registration rights agreement, we have also agreed to pay the costs, expenses and fees of registering the shares of common stock; however, the selling stockholders will pay any underwriting discounts or commissions relating to the sale of the shares of common stock in any underwritten offering.

        The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares. Upon our notification by a selling stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

  •
  the name of the selling stockholders;

  •
  the number of shares being offered;

  •
  the terms of the offering;

  •
  the names of the participating underwriters, broker-dealers or agents;

  •
  any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

  •
  the public offering price; and

  •
  other material terms of the offering.

        In addition, upon being notified by a selling stockholder that a donee, pledgee, transferee, other successor-in-interest intends to sell more than 500 shares, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling stockholder.

        Selling stockholders are subject to the applicable provisions of the Securities Exchange Act of 1934, as amended, or Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.

        To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the shares of common stock under this prospectus, the selling stockholders may sell the shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

LEGAL MATTERS

        The validity of the common stock offered hereby will be passed upon for us by Kirkland & Ellis LLP, a limited liability partnership that includes professional corporations, Chicago, Illinois. Certain partners of Kirkland & Ellis LLP, are members of a limited liability company that is an investor in GTCR Fund VIII, L.P. and GTCR Fund VIII/B, L.P. Certain partners of Kirkland & Ellis LLP are members of a partnership that is an investor in GTCR Co-Invest II, L.P. Kirkland & Ellis LLP represents entities affiliated with GTCR Golder Rauner II, L.L.C. and its affiliates in connection with legal matters.

EXPERTS

        The consolidated financial statements of Solera Holdings, Inc. and subsidiaries incorporated in this prospectus by reference from the annual report on Form 10-K of Solera Holdings, Inc. for the year ended June 30, 2007, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes explanatory paragraphs regarding the change in method of accounting for defined benefit pension and other postretirement plans upon the adoption of Financial Accounting Standards Board (FASB) Statement No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R) and the change in method of accounting for stock compensation upon the adoption of FASB

Statement No. 123(R), Share-Based Payment, as described in Note 11 to the consolidated financial statements), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The combined financial statements of the Claims Services Group incorporated in this prospectus by reference from the annual report on Form 10-K of Solera Holdings Inc. and subsidiaries for the year ended June 30, 2007, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        Filings.    We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the SEC. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. For further information concerning the SEC's Public Reference Room, you may call the SEC at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the SEC's Internet address at http://www.sec.gov.

        Registration Statement.    We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, with respect to the shares of common stock offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered hereby, reference is made to the registration statement.

        Incorporation by Reference.    The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K):

  •
  our Annual Report on Form 10-K for the year ended June 30, 2007 filed with the SEC on September 17, 2007;

  •
  our Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2008, December 31, 2007 and September 30, 2007 filed with the SEC on May 12, 2008, February 13, 2008 and November 14, 2007, respectively;

  •
  our Current Reports on Form 8-K filed with the SEC on May 19, 2008, May 8, 2008, February 12, 2008, February 6, 2008 and January 29, 2008; and

  •
  the description of our common stock, par value $0.01 per share, included under the caption "Description of Capital Stock" in the prospectus supplement filed pursuant to Rule 424(b)(1) on October 4, 2007 as part of our Registration Statement on Form S-1, initially filed with the SEC on September 17, 2007 (Registration No. 333-146113), including exhibits, as amended.

        We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein). We will furnish any exhibit upon the payment of a specified reasonable fee, which fee will be limited to our reasonable expenses in furnishing such exhibit. Requests for such copies should be directed to Jason Brady, Solera Holdings, Inc., 15030 Avenue of Science, San Diego, California 92128, (858) 724-1600.

5,000,000 Shares

Solera Holdings, Inc.

Common Stock

Goldman, Sachs & Co.

QuickLinks

TABLE OF CONTENTS Prospectus Supplement
Prospectus
ABOUT THIS PROSPECTUS SUPPLEMENT
SELLING STOCKHOLDERS
UNDERWRITING
LEGAL MATTERS
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
OUR COMPANY
RISK FACTORS
FORWARD-LOOKING STATEMENTS
SELLING STOCKHOLDERS
USE OF PROCEEDS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION